EXHIBIT 24.1

                       POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, COMPETITIVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the undersigned directors and officers of the Company, does hereby constitute and appoint Frank R. McPike, Jr., the true and lawful attorney and agent of the undersigned, with full power to act without any other and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the filing under the Act of the Company's Annual Report on Form 10-K for fiscal year ended July 31, 2000, and all related matters, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below to the Form 10-K to be filed with the Securities and Exchange Commission, and to any and all amendments to said Form 10-K, and to any and all instruments or documents filed as part of or in connection with any of the foregoing and any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be and constitute one instrument.

      IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 20th day of October, 2000.

                              COMPETITIVE TECHNOLOGIES, INC.



                              By:  s/ FRANK R. McPIKE, JR.
                                   Frank R. McPike, Jr.
                                   President

ATTEST:


By:  s/ JEANNE WENDSCHUH
     Jeanne Wendschuh
     Secretary


Capacities                                   Signatures

President, Chief Operating
Officer and Chief Financial
Officer (Principal Financial
and Accounting Officer)                  s/ FRANK R. McPIKE, JR.
                                        Frank R. McPike, Jr.



Director                                 s/ GEORGE C.J. BIGAR
                                        George C.J. Bigar



Director                                 s/ RICHARD E. CARVER
                                        Richard E. Carver



Director                                 s/ GEORGE W. DUNBAR, JR.
                                        George W. Dunbar, Jr.



Director                                 s/ SAMUEL M. FODALE
                                        Samuel M. Fodale



Director                                 s/ CHARLES J. PHILIPPIN
                                        Charles J. Philippin



Director                                 s/ JOHN M. SABIN
                                        John M. Sabin